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                                                                    EXHIBIT 23.4



                       CONSENT OF OMNI MARKETING S/C LTDA

We consent to the references to our firm under the captions "Prospectus Summary" and "Business" in the Registration Statement on Form F-1 and related prospectus of Gol Linhas Aereas Inteligentes S.A. for the registration of its non-voting preferred shares.



                                Omni Marketing S/C Ltda



                                By:       /s/ Irma Ferreira
                                    ------------------------------------
                                          Irma Ferreira - Director



Sao Paulo, Brazil
April 25, 2005